Exhibit 1.1

UNDERWRITING AGREEMENT

between

TIZIANA LIFE SCIENCES PLC

and

THINKEQUITY,

A DIVISION OF FORDHAM FINANCIAL MANAGEMENT, INC.,

as Representative of the Several Underwriters

TIZIANA LIFE SCIENCES plc

3,333,333 American Depositary Shares

Representing 16,666,665 Ordinary Shares

(Nominal Value £0.03 Each)

UNDERWRITING AGREEMENT

New York, New York

March 11, 2020

ThinkEquity,

A Division of Fordham Financial Management, Inc.

As Representative of the several Underwriters named on Schedule 1 attached hereto

17 State Street, 22nd Floor

New York, New York 10004

Ladies and Gentlemen:

1. Introductory. Tiziana Life Sciences plc, a public limited company incorporated under the laws of England and Wales with registered number 03508592 (the “Company”), proposes to issue and sell, pursuant to the terms of this Underwriting Agreement (the “Agreement”), to the several underwriters named in Schedule 1 attached hereto (the “Underwriters,” or, each, an “Underwriter”), an aggregate 3,333,333 American Depositary Shares (“ADSs”), each representing five (5) ordinary shares, nominal value £0.03 each (the “Ordinary Shares”) (the “Firm ADSs”). The Company also proposes to issue and sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional 499,999 ADSs (the “Option ADSs”). The Firm ADSs and, if and to the extent such option is exercised, the Option ADSs are referred to herein as the “Offered Securities.” Unless context otherwise requires, each reference to the Firm ADSs, the Option ADSs and the Offered Securities herein also includes the Ordinary Shares represented by the ADSs. ThinkEquity, a division of Fordham Financial Management, Inc. is acting as representative of the several Underwriters and in such capacity is hereinafter referred to as the “Representative.”

The ADSs will be evidenced by American Depositary Receipts (the “ADRs”) to be issued pursuant to a deposit agreement, dated on or about the Closing Date (as defined in Section 3 hereof) (the “Deposit Agreement”), among the Company, JPMorgan Chase Bank, N.A., as depositary (the “Depositary”), and the holders from time to time of the ADRs evidencing the ADSs issued thereunder. The Company shall, following subscription by the Underwriters of the Firm ADSs and, if applicable, the Option ADSs, deposit, on behalf of the Underwriters, the Ordinary Shares represented by such ADSs with JPMorgan Chase Bank, N.A., as custodian (the “Custodian”) for the Depositary, which shall deliver such ADSs to the Representative for the account of the several Underwriters for subsequent delivery to the other several Underwriters or the investors, as the case may be.

2. Representations and Warranties of the Company. The Company represents and warrants to the several Underwriters, as of the date hereof and as of each Closing Date (as defined in Section 3 hereof ), and agrees with the several Underwriters, that:

(a) The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a “shelf” registration statement on Form F-3 (File No. 333-236013), including any related prospectus or prospectuses, for the registration of the Offered Securities under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement was prepared by the Company in all material respects in conformity with the requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act (the “Rules and Regulations”) and contains and will contain all material statements that are required to be stated therein in accordance with the Securities Act and the Rules and Regulations. The Registration Statement has become effective under the Securities Act. Except as the context may otherwise require, such registration statement on file with the Commission at any given time, including any amendments thereto to such time, exhibits and schedules thereto at such time, documents filed as a part thereof or incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein pursuant to Rule 430B of the Rules and Regulations (the “Rule 430B Information”) or otherwise pursuant to the Rules and Regulations at such time, is referred to herein as the “Registration Statement.” The Registration Statement at the time it originally became effective is the “Initial Registration Statement.” If the Company files any registration statement pursuant to Rule 462(b) of the Rules and Regulations (a “Rule 462(b) Registration Statement”), then after such filing, the term “Registration Statement” shall include such registration statement filed pursuant to Rule 462(b). The Registration Statement was declared effective by the Commission on February 6, 2020.

Other than (i) the Initial Registration Statement, (ii) a Rule 462(b) Registration Statement, if any, increasing the size of the offering filed pursuant to Rule 462(b) under the Securities Act and the Rules and Regulations, (iii) a registration statement on Form F-6 (File No. 333-226368) covering the registration of the ADSs to be issued and sold by the Company to the Underwriters hereunder under the Securities Act and the Rules and Regulations (the “ADS Registration Statement”), (iv) any Preliminary Prospectus (as defined below), (v) the Prospectus (as defined below) contemplated by this Agreement to be filed pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 4(a) hereof and (vi) any Issuer Free Writing Prospectus (as defined below), no other document with respect to the offer and sale of the Offered Securities has heretofore been filed with the Commission. No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto, the Rule 462(b) Registration Statement, if any, or the ADS Registration Statement has been issued, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or threatened by the Commission.

The prospectus in the form in which it was filed with the Commission in connection with the Initial Registration Statement is herein called the “Base Prospectus.” Each preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented) that described the Offered Securities and the Offering and omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following paragraph is herein called a “Preliminary Prospectus.”

Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Offered Securities and the Offering in accordance with the provisions of Rule 430B and Rule 424(b) of the Rules and Regulations. Such final prospectus supplement (including the Base Prospectus as so supplemented) in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act as of the date of such prospectus.

(b) As of the Applicable Time (as defined below) and as of the Closing Date (as defined in Section 3 hereof) or the Option Closing Date (as defined below), as the case may be, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Pricing Prospectus (as defined below) and the information included in Schedule 2-A hereto, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Free Writing Prospectus (as defined below), (iii) the bona fide electronic road show (as defined in Rule 433(h)(5) of the Rules and Regulations), nor (iv) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Pricing Prospectus in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 17 hereof). As used in this paragraph (b) and elsewhere in this Agreement:

“Applicable Time” means 5:15 p.m., New York time, on the date of this Agreement or such other time as agreed to by the Company and the Representative.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified in Schedule 2-B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

“Limited Use Free Writing Prospectuses” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Pricing Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication (as defined below) that is a written communication within the meaning of Rule 405 of the Rules and Regulations.

(c) No order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Offered Securities has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or threatened by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Preliminary Prospectus, in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 17 hereof).

(d) At the respective times the Registration Statement and any amendments thereto and the ADS Registration Statement and any amendments thereto became or become effective and at each Closing Date (as defined in Section 3 hereof), the Registration Statement and any amendments thereto and the ADS Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at each Closing Date (as defined in Section 3 hereof), conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (d) shall not apply to information contained in or omitted from the Registration Statement, the ADS Registration Statement or the Prospectus or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 17 hereof). The Prospectus contains or will contain all required information under Rule 430B.

(e) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representative as described in Section 4(h) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the ADS Registration Statement, the Pricing Prospectus or the Prospectus, or included or would include an untrue statement of a material fact or, omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (e) shall not apply to information contained in or omitted from the Registration Statement, the ADS Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 17 hereof).

(f) The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(g) The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Offered Securities other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 4(e) below. The Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “road show” as described in Rule 433(d)(8) of the Rules and Regulations) in the time and manner required under Rules 163(b)(2) and 433(d) of the Rules and Regulations. From and after twelve (12) months prior to the date of this Agreement, the Company has not taken any action which would constitute an offer of the Offered Securities to the public in any Member State of the European Economic Area which has implemented Directive 2003/71/EC as amended (including by Directive 2010/73/EU and any relevant implementing measures in the relevant Member State (the “EU Prospectus Directive”)) for which a prospectus would need to be approved and published, in accordance with the EU Prospectus Directive, as implemented in such relevant jurisdiction.

(h) The ADSs are listed on The NASDAQ Global Market (the “Exchange”) under the symbol “TLSA” and the Ordinary Shares are listed on the AIM of the London Stock Exchange under the symbol “TILS”, and except as described in the Prospectus, the Company has taken no action designed to, or likely to have the effect of, delisting the ADSs from the Exchange, nor has the Company received any notification that the Exchange nor the AIM is contemplating terminating such listing. The Company is not required to submit a notification of listing of additional shares with the Exchange with respect to securities issued in this Offering. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the Exchange and AIM.

(i) At the time of filing the Initial Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto and the Preliminary Prospectus, and at the date hereof, the Company was not, and the Company currently is not, an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.

(j) The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, and the Rules and Regulations of the Commission thereunder and the rules and regulations under the Exchange Act, the “Exchange Act Rules”), and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k) The Company has been duly incorporated and is validly existing as a public limited company under the laws of England and Wales. Each subsidiary of the Company has been duly incorporated and is validly existing as a private limited company under the laws of England and Wales, Italy or the United States. The Company and each of its subsidiaries are duly qualified to do business and is in good standing, to the extent such concept applies, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification and have all power and authority (corporate or other) necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or be in good standing, if applicable, or have such power or authority (corporate or other) would not (i) have, individually or in the aggregate, a material adverse effect on the business, properties, assets, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement, the General Disclosure Package or the Prospectus (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other entity, other than as listed in Schedule 4 hereto.

(l) This Agreement has been duly authorized, executed and delivered by the Company.

(m) The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally or by general equitable principles. Upon due issuance by the Depositary of the ADRs evidencing the Offered Securities in the form of ADSs against the deposit of the Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement. The issuance and sale of the Offered Securities in the form of ADSs by the Company and the deposit of the Ordinary Shares with the Depositary and the issuance of the ADRs evidencing such Offered Securities as contemplated by this Agreement and the Deposit Agreement will not trigger any anti-dilution rights of any holder of any Ordinary Shares or ADSs, securities convertible into or exchangeable or exercisable for Ordinary Shares or ADSs or options, warrants or other rights to purchase Ordinary Shares or ADSs or any other securities of the Company with respect to such Ordinary Shares, ADSs, securities, options, warrants or rights, save for any rights of pre-emption under the United Kingdom Companies Act 2006 (“CA 2006”) that have been duly waived or disapplied. The Deposit Agreement and the ADRs conform in all material respects to each description thereof in the Registration Statement, General Disclosure Package and Prospectus. Each holder of ADRs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as a representative of the holders of the ADRs in a direct suit, action or proceeding against the Company.

(n) The Offered Securities in the form of Ordinary Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized (including pursuant to section 551 of the CA 2006) and, when allotted, issued and delivered against payment therefor as provided herein, will be duly and validly allotted and issued, fully paid, not subject to any call for the payment of further capital and free of any liens, encumbrances, rights of first refusal, preemptive or other similar rights, save for any rights of pre-emption under the CA 2006 that have been duly waived or disapplied and will conform to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus. The Ordinary Shares represented by ADSs may be freely deposited by the Company with the Custodian for the Depositary against issuance of ADRs evidencing such Offered Securities in the form of ADSs, as contemplated by the Deposit Agreement. The Offered Securities in the form of ADSs have been duly authorized for issuance and sale pursuant to this Agreement (including, in respect of Ordinary Shares represented by the ADSs, pursuant to section 551 of the CA 2006) and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable, and free of any liens, encumbrances, rights of first refusal, preemptive or other similar rights, and will conform to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus. The issuance of the Offered Securities is not subject to any liens, encumbrances, rights of first refusal, preemptive or similar rights (including those provided by section 561 (1) of the CA 2006 in respect of the Ordinary Shares represented by ADSs). Upon the issuance, sale and delivery to the Underwriters of the Offered Securities, and payment therefor, the Underwriters will acquire good, marketable and valid title to such Offered Securities, free and clear of all pledges, liens, security interests, charges, claims or encumbrances. Offered Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(o) The Company has an issued and outstanding share capital as set forth under the heading “Capitalization” in the Pricing Prospectus, and all of the issued shares of the Company have been duly and validly authorized and issued, are fully paid, and are not subject to any call for the payment of further capital and are free of any preemptive or other similar rights, and have been issued in compliance with the Company’s articles of association and applicable company and securities laws, and conform to the description thereof contained in the General Disclosure Package and the Prospectus under the heading “Description of Share Capital and Articles of Association.” All of the Company’s options and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly granted or issued and were granted or issued in compliance with applicable company and securities laws. None of the outstanding Ordinary Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. As of the date set forth in the General Disclosure Package, there were no authorized or outstanding shares, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any shares of the Company or any of its subsidiaries, other than those described above or described in the General Disclosure Package. Since such date, the Company has not issued any securities other than Ordinary Shares issued upon the exercise of share options or other awards outstanding under the Company’s share option plans, options or other securities granted or issued pursuant to the Company’s existing equity compensation plans or other plans, the issuance of Ordinary Shares pursuant to employee stock purchase plans or upon the exercise of warrants described in the General Disclosure Package. The description of the Company’s share option, share bonus and other share plans or arrangements, and the options or other rights granted thereunder, as described in the General Disclosure Package and the Prospectus, accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights. All of the outstanding issued share capital of each subsidiary of the Company has been duly and validly authorized and issued, is fully paid, nonassessable and free of any preemptive or other similar rights, and has been issued in compliance with applicable company and securities laws and is owned directly by the Company free and clear of any claim, lien, encumbrance, security interest, restriction on voting or transfer or other claim of any third party.

(p) The issuance and sale of the Offered Securities as contemplated hereby will not cause any holder of any share capital, securities convertible into or exchangeable or exercisable for share capital or options, warrants or other rights to purchase share capital or any other securities of the Company to have any right to acquire any preferred shares of the Company.

(q) The execution, delivery and performance of this Agreement by the Company, the issue and sale of the Offered Securities by the Company, the deposit of the Ordinary Shares represented by ADSs with the Custodian for the Depositary, and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time or both) (i) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the articles of association or certificate of incorporation of the Company or any of its subsidiaries or (iii) result in the violation of any U.S. or non-U.S. law, statute, rule, regulation, judgment, order or decree of any court or governmental or regulatory agency or authority, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets except, in the case of clauses (i) to (iii) above, to the extent that any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(r) Except for the registration of the Offered Securities under the Securities Act and Exchange Act (as defined below) and applicable U.S. state securities laws and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Exchange, the Financial Industry Regulatory Authority, Inc. (“FINRA”), the UK Financial Conduct Authority (the “FCA”) and the London Stock Exchange plc (the “London Stock Exchange”), or pursuant to the AIM Rules for Companies published by the London Stock Exchange from time to time (the “AIM Rules for Companies”), or pursuant to the CA 2006, the United Kingdom Financial Services and Markets Act 2000, as amended, and/or EU Regulation (EU 596/2014) on market abuse (the “Market Abuse Regulation”), in connection with the purchase and distribution of the Offered Securities by the Underwriters, the listing of the Offered Securities on the Exchange and the admission of the Ordinary Shares to be sold by the Company hereunder to trading on the AIM market operated by the London Stock Exchange (“AIM”), as applicable, no consent, approval, authorization or order of, or filing, qualification or registration (each, an “Authorization”) with, any U.S. or non-U.S. court, governmental or regulatory agency or authority, which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement or the Deposit Agreement by the Company, the issuance and sale of the Offered Securities, the deposit of the Ordinary Shares represented by ADSs with the Custodian for the Depositary or the consummation of the transactions contemplated hereby; and no event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation of any such Authorization or any other impairment of the rights of the holder or maker of any such Authorization. All corporate approvals (including those of shareholders) necessary for the Company to consummate the transactions contemplated by this Agreement have been obtained and are in effect.

(s) Mazars LLP, who have certified certain financial statements of the Company and its subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of Article 2-01 of Regulation S-X and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and applicable laws of England and Wales.

(t) The financial statements, together with the related notes, included in the General Disclosure Package, the Prospectus and in the Registration Statement present fairly, in all material respects, the financial position and the results of operations and changes in financial position of the Company and its subsidiaries at the respective dates or for the respective periods therein specified. Such statements and related notes have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the European Union and the International Accounting Standards Board (“IASB”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included in the General Disclosure Package. The financial statements, together with the related notes, included in the General Disclosure Package and the Prospectus comply in all material respects with Regulation S-X. No other financial statements or supporting schedules or exhibits are required by Regulation S-X to be described or included in the Registration Statement, the General Disclosure Package or the Prospectus. The pro forma and pro forma as adjusted financial information included in the Registration Statement, the General Disclosure Package and the Prospectus have been properly compiled and prepared in accordance with the applicable requirements of Rule 11-02 of Regulation S-X and present fairly, in all material respects, the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The summary and selected financial data included in the General Disclosure Package, the Prospectus and the Registration Statement present fairly, in all material respects, the information shown therein as at the respective dates and for the respective periods specified and are derived from the consolidated financial statements set forth in the Registration Statement, the Pricing Prospectus and the Prospectus and other financial information.

(u) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the General Disclosure Package, (i) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or action, order or decree of any court or governmental or regulatory authority, otherwise than as set forth or contemplated in the General Disclosure Package, or (ii) any change in the capital stock (other than the issuance of Ordinary Shares or other securities of the Company upon exercise, exchange, vesting, or conversion of awards granted pursuant to, and the grant of awards under, existing equity incentive plans described in the Registration Statement, the General Disclosure Package and the Prospectus or the issuance of Ordinary Shares pursuant to the terms of warrants, each as described in the Registration Statement, the General Disclosure Package and the Prospectus) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse changes, or, to the Company’s knowledge, any development involving a prospective material adverse change, in or affecting the business, properties, assets, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the General Disclosure Package.

(v) Neither the Company nor any of its subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. The Company and each of its subsidiaries is in compliance with all applicable U.S. or non-U.S. laws, rules, regulations, orders and decrees governing its business and the regulation of pharmaceuticals or biohazardous substances or materials, including without limitation the U.S. federal Food, Drug and Cosmetic Act, U.S. data privacy and securities laws and U.S. health care fraud and abuse laws, except where noncompliance would not, individually or in the aggregate, have a Material Adverse Effect.

(w) Neither the Company nor any of its subsidiaries is in (i) violation of its articles of association or certificate of incorporation, as applicable, (ii) violation of the AIM Rules for Companies and/or, assuming compliance by the Underwriters with the requirements and restrictions described under the captions “Underwriting—Selling Restrictions—European Economic Area” and “—United Kingdom” in the Registration Statement, the General Disclosure Package and the Prospectus, the FCA’s Prospectus Rules, (iii) default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject (including, without limitation, those administered by the U.S. Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”), the European Medicines Agency (the “EMA”) or comparable U.S. or non-U.S. governmental authorities of competent jurisdiction) or (iv) violation in any respect of any other law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject except, in the case of clauses (ii) through (iv) above, for any such violation or default that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(x) The Company and each of its subsidiaries possess all licenses, certificates, authorizations and permits issued by, and has made all declarations and filings with, the appropriate U.S. or non-U.S. governmental or regulatory authorities of competent jurisdiction (including, without limitation, the FDA, the EMA or comparable U.S. or non-U.S. governmental authorities of competent jurisdiction) that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, General Disclosure Package and the Prospectus (collectively, the “Governmental Permits”), except where any failures to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are in compliance with all such Governmental Permits, and all such Governmental Permits are valid and in full force and effect, except where such non-compliance, invalidity or failure to be in full force and effect would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any subsidiary has received written notification of any revocation, modification, suspension, termination or invalidation (or proceedings related thereto) of any such Governmental Permit and the Company has no knowledge that any such Governmental Permit requiring renewal will not be renewed. The Company and each of its subsidiaries have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any applicable laws or Governmental Permits, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission), except where the failure to so file, obtain, maintain or submit, or such incompleteness or inaccuracy, would not reasonably be expected to have a Material Adverse Effect.

(y) The studies, tests and preclinical studies or clinical trials conducted by or on behalf of the Company and its subsidiaries that are described in the General Disclosure Package and the Prospectus (the “Company Studies and Trials”) were and, if still pending, are being, conducted in all material respects in accordance with applicable laws and regulations including all statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, advertising, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company including, without limitation the Federal Food, Drug and Cosmetic Act (21 U.S.C. §301 et seq.), the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, the regulations promulgated pursuant to such laws, and any successor government programs and comparable state and foreign laws, regulations relating to good clinical practices and good laboratory practices and all other local, state, federal, national, supranational and foreign laws, manual provisions, policies and administrative guidance relating to the regulation of the Company (collectively, the “Applicable Laws”).The descriptions of the results of the Company Studies and Trials contained in the Registration Statement, General Disclosure Package and the Prospectus are accurate in all material respects; the Company has no knowledge of any other studies or trials not described in the General Disclosure Package and the Prospectus, the results of which materially call into question the results described or referred to in the General Disclosure Package and the Prospectus; and the Company has not received any written notices or correspondence from the FDA, the EMA or comparable U.S. or non-U.S. governmental authorities of competent jurisdiction requiring the termination, suspension or material modification of any Company Studies and Trials where such termination, suspension or material modification would reasonably be expected to have a Material Adverse Effect. Neither the Company, nor its subsidiaries nor to the Company’s knowledge, any of their respective directors, officers, employees or agents is debarred, suspended or excluded, or has been convicted of any crime that would result in a debarment, suspension or exclusion from any U.S. federal or state government health care program or human clinical research The Company (i) has not received any notice from any court or arbitrator or governmental or regulatory authority or third party alleging or asserting noncompliance with any Applicable Laws or any licenses, exemptions, certificates, approvals, clearances, authorizations, permits, registrations and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (ii) possess all material Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations; (iii) have not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations nor is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened; (iv) have not received any written notice that any court or arbitrator or governmental or regulatory authority has taken, is taking or intends to take, action to limit, suspend, materially modify or revoke any Authorizations nor is any such limitation, suspension, modification or revocation threatened; (v) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed (or were corrected or supplemented by a subsequent submission); and (vii) are not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority.

(z) The Company is not and, after giving effect to the offering of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(aa) There are no business relationships or related person transactions involving the Company or any of its subsidiaries or any other person required to be described in the General Disclosure Package and the Prospectus that have not been described as required.

(bb) Neither the Company nor, to the Company’s knowledge, any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, save where such action was carried out in conformity with Article 5 of the Market Abuse Regulation and the delegated regulation(s) thereunder (or, prior to the Market Abuse Regulation coming into effect on July 3, 2016, the price stabilizing rules of the FCA).

(cc) The Company and each of its subsidiaries owns or possesses the valid right to use all (i) patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses and trade secret rights (collectively, “Intellectual Property Rights”) and (ii) inventions, software, works of authorships, trademarks, service marks, trade names, databases, formulae, know how, Internet domain names and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, “Intellectual Property Assets”) that, to the Company’s knowledge, are necessary to conduct their respective businesses as currently conducted, and as proposed to be conducted and described in the Registration Statement, General Disclosure Package and the Prospectus. Neither the Company nor any of its subsidiaries has received any opinion from its legal counsel concluding that any activities of its business infringes, misappropriates, or otherwise violates, valid and enforceable Intellectual Property Rights of any other person. Neither the Company nor any of its subsidiaries has received written notice of any challenge, which is to their knowledge still pending, by any other person to the rights of the Company and its subsidiaries with respect to any Intellectual Property Rights or Intellectual Property Assets owned or exclusively licensed by the Company or its subsidiaries. To the Company’s knowledge, the Company’s and its respective subsidiaries’ businesses as now conducted and as proposed to be conducted as described in the Registration Statement, General Disclosure Package and the Prospectus do not and will not give rise to any infringement of, any misappropriation of, or other violation of, any valid and enforceable Intellectual Property Rights of any other person. Except as disclosed in the Registration Statement, General Disclosure Package, and Prospectus, to the Company’s knowledge, there are no third parties who have rights to any Intellectual Property Rights described in the Registration Statement, General Disclosure Package and the Prospectus as being owned by or exclusively licensed to the Company (collectively, “Company Intellectual Property Rights”), including no liens, security interests, or other encumbrances, except for customary reversionary rights of third-party licensors with respect to Intellectual Property Rights that are disclosed as licensed to the Company or one or more of its subsidiaries. To the Company’s knowledge, there is no infringement by third parties of any Company Intellectual Property Rights. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Company Intellectual Property Rights disclosed in the Registration Statement, General Disclosure Package and the Prospectus as being owned by or exclusively licensed to the Company. To the Company’s knowledge, all licenses for the use of the Company Intellectual Property Rights described in the Registration Statement, the General Disclosure Package and the Prospectus as exclusively licensed to the Company or its subsidiaries (collectively, “Company In-Licenses”) are valid, binding upon and enforceable by or against the Company or its subsidiaries and by or against the other parties thereto in accordance with their terms. The Company and each of its subsidiaries has complied in all material respects with all Company In-Licenses, and is not in breach of any Company In-License. Neither the Company nor any of its subsidiaries has received written notice of any asserted or threatened claim of breach of any Company In-License, and the Company has no knowledge of any breach by any other person of any Company In-License. Except as described in the General Disclosure Package, there is no pending, and the Company has not received written notice of any threatened, action, suit, proceeding, or claim against the Company or any of its subsidiaries (i) alleging the infringement by the Company or any of its subsidiaries of any patent, trademark, service mark, trade name, copyright, trade secret, license or other intellectual property right or franchise right of any person; or (ii) challenging the validity, enforceability, or scope of any Company Intellectual Property Rights owned by, and to the Company’s knowledge, exclusively licensed to the Company, including no interferences, oppositions, reexaminations, or government proceedings, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding, or claim. The Company and its subsidiaries have taken all reasonable steps to protect, maintain and safeguard the Company Intellectual Property Rights, including the execution of appropriate nondisclosure, confidentiality agreements and invention assignments with their employees, and to the Company’s knowledge, no employee of the Company is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement, or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company. To the Company’s knowledge, the duty of candor and good faith as required by the United States Patent and Trademark Office during the prosecution of the United States patents and patent applications included in the Company Intellectual Property Rights owned by the Company have been complied with; and in all foreign offices having similar requirements, all such requirements have been complied with. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company's or any of its subsidiaries’ right to own, use, or hold for use any of the Company Intellectual Property Rights described in the Registration Statement, the General Disclosure Package and the Prospectus as owned by or licensed to the Company for use in the conduct of the business of the Company or its subsidiaries as currently conducted. The Company has at all times complied with all applicable U.S. or non-U.S. laws relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by the Company in the conduct of the Company’s business, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. Except where such claim would not reasonably be expected to have a Material Adverse Effect, no claims have been asserted or threatened in writing against the Company alleging a violation of any person’s privacy or personal information or data rights and the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any law related to privacy, data protection, or the collection and use of personal information collected, used, or held for use by the Company in the conduct of the Company’s business. The Company and each of its subsidiaries has taken all necessary actions to obtain ownership of all works of authorship and inventions made by its employees, consultants and contractors during the time they were employed by or under contract with the Company or any of its subsidiaries and which relate to the Company’s business. All key employees have signed confidentiality and invention assignment agreements with the Company.

(dd) The Company and its subsidiaries own no real property. The Company and its subsidiaries have valid and marketable rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, security interests, claims and defects that, individually or in the aggregate, could reasonably be expected to materially affect the value of such property or interfere with the use made and proposed to be made of such property by the Company; and all of the leases and subleases material to the business of the Company, and under which the Company holds properties described in the General Disclosure Package and the Prospectus, are in full force and effect and the Company has not received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease.

(ee) There is (A) no unfair labor practice complaint pending against the Company, nor, to the Company’s knowledge, threatened against it, before any U.S. or non-U.S. governmental authorities of competent jurisdiction (including the U.S. National Labor Relations Board and any U.S. state or local labor relations board or any foreign labor relations board), and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company, or, to the Company’s knowledge, threatened against it and (B) no labor disturbance by or dispute with, employees of the Company exists or, to the Company’s knowledge, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the Company’s principal suppliers, manufacturers, customers or contractors, that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company.

(ff) The Company is in compliance with all U.S. and non-U.S. rules, laws and regulations issued by governmental authorities of competent jurisdiction relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to its business (the “Environmental Laws”). Except as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect, (i) there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability; and (ii) there has been no disposal, discharge, emission or other release of any kind on to such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances. In the ordinary course of business, the Company conducts periodic reviews of the effect of Environmental Laws on the business and assets of the Company and its subsidiaries, in the course of which the Company identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or Governmental Permits issued thereunder, any related constraints on operating activities and any potential liabilities to third parties). The Company has not identified any such associated costs and liabilities that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(gg) The Company and its subsidiaries (i) have filed all necessary U.S. and non-U.S. (federal, state, local and foreign) tax returns (or properly requested extensions with respect to such returns), and such returns were when filed, and remain, complete and correct (ii) have paid all federal, state, local and foreign taxes required to be paid and any related assessments, fines, penalties or governmental charges due and payable for which it is liable, except as may be being contested in good faith by appropriate proceedings, and (iii) do not have any tax deficiency or claims outstanding or assessed or, to its knowledge, proposed against it, except, in each of (i), (ii) and (iii) above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The accruals and reserves on the books and records of the Company and its subsidiaries in respect of tax liabilities for any taxable period not yet finally determined are adequate to meet any assessments and related liabilities for any such period.

(hh) Except as described in the Registration Statement or the Prospectus, no stamp duty, stamp duty reserve, registration, transfer or other similar taxes or duties (“Transfer Taxes”) are payable in the United Kingdom by or on behalf of the Underwriters in connection with (i) the creation and issuance and delivery of the Ordinary Shares by the Company in the manner contemplated by this Agreement and the Deposit Agreement; (ii) the delivery of the Ordinary Shares by the Company to or for the account of the Underwriters in the manner contemplated by this Agreement (and for the avoidance of doubt, the “manner contemplated by this Agreement” is that such delivery of Ordinary Shares shall form part of the issuance of such Ordinary Shares to or for the account of the Underwriters); (iii) the delivery of the Ordinary Shares by the Company to the Depositary in the manner contemplated by the Deposit Agreement; (iv) the issuance of the Firm ADSs to or for the account of the Underwriters, in each case in the manner contemplated by this Agreement and the Deposit Agreement; (v) the initial sale and delivery by the Underwriters of the Firm ADSs and the Option ADSs (or the ADRs evidencing the Firm ADSs and the Option ADSs) to purchasers thereof in the manner contemplated by this Agreement; or (vi) the execution and delivery of this Agreement.

(ii) The Company carries or is covered by insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of their respective properties and as is generally deemed customary for companies engaged in similar businesses in similar industries. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. All policies of insurance owned by the Company are, to the Company’s knowledge, in full force and effect and the Company is in compliance in all material respects with the terms of such policies. The Company has not received written notice from any insurer, agent of such insurer or the broker of the Company that any material capital improvements or any other material expenditures (other than premium payments) are required or necessary to be made in order to continue such insurance. Except for customary deductibles, the Company does not insure risk of loss through any captive insurance, risk retention group, reciprocal group or by means of any fund or pool of assets specifically set aside for contingent liabilities other than as described in the General Disclosure Package.

(jj) The Company and each of its subsidiaries has established and maintains a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) of the General Rules and Regulations under the Exchange Act and the Exchange Act Rules that enables the Company to comply with the AIM Rules for Companies and that will enable the Company to comply with the Exchange Act and has been designed by its principal executive and principal financial officers, or under their supervision, to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS as issued by IASB and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The internal control over financial reporting of the Company and its subsidiaries are effective. Except as described in the General Disclosure Package, since the end of the Company’s most recently audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s internal control over financial reporting is overseen or will be overseen, when required in accordance with the Exchange Act Rules, by the audit committee (the “Audit Committee”) of the board of directors of the Company (the “Board”). Except as described in the General Disclosure Package and the Prospectus, the Company has not publicly disclosed or reported to the Audit Committee or to the Board, and within the next ninety (90) days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in internal control over financial reporting or fraud involving management or other employees who have a significant role in the internal control over financial reporting (each, an “Internal Control Event”) or any material violation of, or failure to comply in all material respects with, U.S. federal securities laws.

(kk) The Company has not received any notice, oral or written, from the Board stating that it is reviewing or investigating, and neither the Company’s independent auditors nor the Audit Committee have recommended that the Board review or investigate, (i) adding to, deleting, changing the application of or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies, (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three (3) fiscal years, or (iii) any Internal Control Event.

(ll) The Company has established and maintains disclosure controls and procedures (as such is defined in Rule 13a-15(e) of the Exchange Act Rules) that enable the Company to comply with the requirements of the AIM Rules for Companies and that will enable the Company to comply with the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its consolidated subsidiaries which is required to be disclosed by the Company in reports that they file or submit is recorded, processed, summarized and reported within the time periods specified by the London Stock Exchange and the Commission, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management to allow timely decisions regarding disclosures. The Company has conducted, or will conduct when required, evaluations of the effectiveness of its disclosure controls as required by Rule 13a-15 of the Exchange Act.

(mm) The minute books of the Company and its subsidiaries have been made available to the Underwriters and counsel to the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the Board (including each Board committee) and shareholders of the Company and its subsidiaries (or analogous governing bodies and interest holders, as applicable) since the time of its incorporation through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(nn) There is no license, lease, contract, or other agreement or document required by the Securities Act or by the Rules and Regulations to be described in the General Disclosure Package or Prospects or to be filed as an exhibit to the Registration Statement which is not so described therein or filed therewith as required; and all descriptions of any such licenses, leases, contracts, or other agreements or documents contained in the General Disclosure Package and Prospectus are accurate and complete descriptions of such documents in all material respects. Other than as described in the General Disclosure Package, no such license, lease, contract or other agreement has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company and its subsidiaries have not received notice of and the Company does not have knowledge of any such pending or threatened suspension or termination.

(oo) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders (or analogous interest holders), customers or suppliers of the Company or any of its affiliates, on the other hand, which is required by the Securities Act or by the Rules and Regulations to be described in the General Disclosure Package and the Prospectus and which is not so described.

(pp) No person or entity has the right to require registration of shares of Ordinary Shares, ADSs or other securities of the Company or any of its subsidiaries because of the filing or effectiveness of the Registration Statement, the ADS Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as described in the General Disclosure Package, there are no persons with registration rights or similar rights to have any securities registered by the Company or any of its subsidiaries under the Securities Act.

(qq) The Company does not own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Offered Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Offered Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(rr) Other than this Agreement, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or any of its subsidiaries, or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Securities or any transaction contemplated by this Agreement, the Registration Statement, the General Disclosure Package or the Prospectus.

(ss) Since the date as of which information is given in the General Disclosure Package through the date hereof, and except for the obligations created by this Agreement and as set forth in the General Disclosure Package, the Company has not (i) issued or granted any securities other than options to purchase Ordinary Shares pursuant to the Company’s share option plan, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction other than in the ordinary course of business or (iv) declared or paid any dividend on its shares.

(tt) If applicable, all of the information provided to the Underwriters or to counsel for the Underwriters by the Company, and to the Company’s knowledge, by its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 or 5121 is true, correct and complete in all material respects as of the date hereof.

(uu) Except as described in the General Disclosure Package, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s shares, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(vv) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the General Disclosure Package, or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ww) The Offered Securities in the form of ADSs have been approved for listing subject to notice of issuance on the Exchange. A registration statement has been filed on Form 8-A pursuant to Section 12 of the Exchange Act, which registration statement complies in all material respects with the Exchange Act.

(xx) The Company is in compliance with all listing and admission requirements and continuing obligations pursuant to the AIM Rules for Companies, the Market Abuse Regulation and the UK Disclosure Guidance and Transparency Rules made by the FCA as amended from time to time (as applicable to the Company).

(yy) The Company has taken all actions reasonably necessary to ensure that, upon and at all times after the effectiveness of the Registration Statement, it will be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) that are then in effect.

(zz) Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, employee, agent, affiliate, or other person acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to U.S. or non-U.S. government officials or employees, political parties or campaigns, political party officials, or candidates for political office from corporate funds, (iii) violated or is in violation of any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any applicable anti-corruption laws, rules, or regulations of England and Wales or any other jurisdiction in which the Company conducts business; or (iv) made any other unlawful bribe, rebate, payoff, influence payment, kickback, or other unlawful payment to any U.S. or non-U.S. government official or employee, political party or campaign, political party official, or candidate for political office.

(aaa) There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Rules and Regulations) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the General Disclosure Package and the Prospectus which have not been described as required.

(bbb) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. All transactions by the Company with office holders or control persons of the Company have been duly approved by the Board, or duly appointed committees or officers thereof, if and to the extent required under the laws of England and Wales.

(ccc) The statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived. All consents of third parties required for the inclusion and use of such data in the Registration Statement, the General Disclosure Package and the Prospectus have been obtained.

(ddd) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the U.S. Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency  (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory authority or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending, or to the Company’s knowledge, threatened.

(eee) Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate, or other person acting on behalf of the Company or any of its subsidiaries is (i) a person, or is owned or controlled by a person that is, designated on the Specially Designated Nationals and Blocked Persons List or Foreign Sanctions Evaders List, which are both maintained by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”), or any applicable prohibited party list maintained by the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority, nor (ii) currently subject to any sanctions administered by OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority (collectively, “Relevant Sanctions Authorities”). The Company is not located, organized or resident in a country or territory that is the subject of an embargo by the U.S. government (the “Embargoed Countries”), including Cuba, Iran, North Korea, Sudan, Syria, and the Crimea. Unless authorized by the Relevant Sanctions Authorities, the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or business with any Embargoed Country or any person currently subject to any sanctions administered by the Relevant Sanctions Authorities, or in any manner that will result in a violation by any person (including any person participating in the transactions, whether as an underwriter, advisor, investor or otherwise) of sanctions administered by the Relevant Sanctions Authorities.

(fff) Neither the Company nor, to the Company’s knowledge, any of its affiliates (within the meaning of FINRA Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(rr) of the By-laws of FINRA) of, any of the Underwriters.

(ggg) The directors of the Company have considered the compliance by the Company with the provisions of the UK Corporate Governance Code (2016) as published by the UK Financial Reporting Council (the “UK Corporate Governance Code”), and the Company strives, where practicable for a company of its size and nature, to comply with the standards of good practice prescribed by the UK Corporate Governance Code.

(hhh) The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of England and Wales and will be recognized by courts in England and Wales except as may be limited by general principles of equity and except where to do so would be inconsistent with or overridden by the Regulation (EC) No 593/2008 on the Law Applicable to Contractual Obligations (Rome I). The Company has the corporate power to submit, and pursuant to Section 16 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States federal court sitting in The City of New York, New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower an authorized agent for service of process in any action arising out of or relating to this Agreement, the Registration Statement, the General Disclosure Package, the Prospectus or the offering of the Offered Securities in any New York Court and service of process effected on such authorized agent will be effective to notify the Company of any action under this Agreement.

(iii) Neither the Company nor any of its subsidiaries nor any of their respective properties, assets or revenues enjoy any rights of immunity from legal proceedings or the execution of judgement or other attachment in England and Wales, pursuant to the State Immunity Act 1978, or the United States, pursuant to the Foreign Sovereign Immunities Act 1976, with respect to this Agreement, the Deposit Agreement or the Offered Securities.

(jjj) This Agreement and the Deposit Agreement are each in proper form to be enforceable in the State of New York and in England and Wales in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in England and Wales of this Agreement or the Deposit Agreement it is not necessary that this Agreement or the Deposit Agreement, respectively, be filed or recorded with any court or other authority in England and Wales (other than court filings in the ordinary course of proceedings).

(kkk) The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith. This Agreement (upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(lll) Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws and recognized by the English courts as having jurisdiction (according to English conflicts of laws principles and rules of English private international law at the time when proceedings were initiated) to give such final judgment in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of England and Wales; provided, however, that the Company may have defenses open to it and enforcement may not be permitted if, among other things, (a) the judgment was obtained by fraud, or in proceedings contrary to natural or substantial justice, or contravenes public policy in England or the Human Rights Act 1998 (or any subordinate legislation made thereunder, to the extent applicable); (b) the judgment is for a sum payable in respect of taxes, or other charges of a like nature or is in respect of a fine or other penalty or otherwise based on a foreign law that an English court considers to relate to a penal, revenue or other public law; (c) the judgment amounts to judgment on a matter previously determined by an English court or conflicts with a judgment on the same matter given by a court other than a New York Court or was obtained in breach of a jurisdiction or arbitration clause except with the agreement of the defendant or the defendant’s subsequent submission to the jurisdiction of the court; (d) the judgment is given in proceedings brought in breach of an agreement for the settlement of disputes; (e) the judgment has been arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damage sustained, or is a judgment that is otherwise specified in Section 5 of the Protection of Trading Interests Act 1980, or is a judgment based on measures designated by the Secretary of State under Section 1 of that Act; and (f) enforcement proceedings are not commenced within six (6) years of the date of such judgment. The Company is not aware of any reason why the enforcement in England and Wales of such a New York Court judgment would be, as of the date hereof, contrary to public policy of England and Wales or the Human Rights Act 1998 (or any subordinate legislation made thereunder, to the extent applicable).

(mmm) Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its respective properties, assets or revenues has any right of immunity under United Kingdom, New York or United States law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any law of the United Kingdom, New York or United States federal court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 16 of this Agreement.

(nnn) There are no debt securities or preferred stock issued, or guaranteed, by the Company that are rated by a “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act.

(ooo) The Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act during the preceding 12 months (or such shorter period as time as required by the Exchange Act, except to the extent that Section 15(d) requires reports to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act, which shall be governed by the next clause of this sentence); and the Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act since January 1, 2017.

(ppp) At the time the Registration Statement was declared effective, at the time of the filing of the Pricing Prospectus and on the date of this Agreement, the Company met the applicable requirements for the use of Form F-3 under the Securities Act, including, but not limited to, General Instruction I.B.5 thereto and other conditions related to the offer and sale of the Offered Securities.

Any certificate signed by or on behalf of the Company and delivered to the Representative or to counsel to the Underwriters pursuant to the terms of this Agreement shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

3. Purchase, Sale and Delivery of Offered Securities. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company the respective numbers of Firm ADSs set forth opposite the names of the Underwriters in Schedule 1 hereto.

(b) The purchase price to be paid by the Underwriters to the Company for the ADSs will be $2.79 per ADS (which is 93% of the price to the public, which is $3.00 per ADS) (the “ADS Purchase Price”). The ADS Purchase Price are collectively hereinafter referred to as the “Purchase Price.”

The Company will deliver, or cause to be delivered, the Firm ADSs to the Representative for the respective accounts of the several Underwriters, through the facilities of The Depository Trust Company (“DTC”) and CREST, as applicable, issued in such names and in such denominations as the Representative may direct by notice in writing to the Company given at or prior to 9:00 a.m., New York time, on the Closing Date against payment of the ADS Purchase Price therefor by wire transfer in federal (same day) funds to an account at a bank specified by the Company and reasonably acceptable to the Representative payable to the order of the Company for the Firm ADSs sold by them all at the offices of Gracin & Marlow, LLP, The Chrysler Building, 405 Lexington Avenue, 26th Floor, New York, New York 10174. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The time and date of the delivery and payment shall be at 10:00 a.m., New York time, on March 16, 2020, in accordance with Rule 15c6-1 of the Exchange Act. The time and date of such payment and delivery are herein referred to as the “Closing Date”. The Closing Date and the location of delivery of, and the form of payment for, the Firm ADSs may be varied by agreement between the Company and the Representative.

(c) For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm ADSs as contemplated by the Prospectus, the Underwriters may purchase all or less than all of the Option ADSs. The purchase price per ADS to be paid for the Option ADSs shall be the ADS Purchase Price. The Company agrees to sell to the Underwriters the number of Option ADSs specified in the written notice delivered by the Representative to the Company described below and the Underwriters agree, severally and not jointly, to purchase such Option ADSs. Such Option ADSs shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of Firm ADSs set forth opposite such Underwriter’s name in Schedule 1 bears to the total number of Firm ADSs (subject to adjustment by the Representative to eliminate fractions). The option granted hereby may be exercised as to all or any part of the Option ADSs at any time, and from time to time, not more than forty-five (45) days subsequent to the date of this Agreement. No Option ADSs shall be sold and delivered unless the Firm ADSs previously has been, or simultaneously is being, sold and delivered. The right to purchase the Option ADSs or any portion thereof may be surrendered and terminated at any time upon notice by the Representative to the Company.

(d) The option granted hereby may be exercised by written notice being given to the Company by Representative setting forth the number of Option ADSs to be purchased by the Underwriters and the date and time for delivery of and payment for the Option ADSs. Each date and time for delivery of and payment for the Option ADSs (which may be the Closing Date, but not earlier) is herein called the “Option Closing Date” and shall in no event be earlier than two (2) business days nor later than five (5) business days after written notice is given. The Option Closing Date and the Closing Date are herein called the “Closing Dates.”

(e) The Company will deliver, or cause to be delivered, the Option ADSs to the Representative for the respective accounts of the several Underwriters through the facilities of DTC issued in such names and in such denominations as the Representative may direct by notice in writing to the Company given at or prior to 9:00 a.m., New York time, on the Option Closing Date against payment of the aggregate Purchase Price therefor by wire transfer in federal (same day) funds to an account at a bank specified by the Company and reasonably acceptable to the Representative payable to the order of the Company, at the offices of Gracin & Marlow, LLP, The Chrysler Building, 405 Lexington Avenue, 26th Floor, New York, New York 10174. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The Option Closing Date and the location of delivery of, and the form of payment for, the Option ADSs may be varied by agreement between the Company and the Representative.

The several Underwriters propose to offer the Offered Securities for sale upon the terms and conditions set forth in the Prospectus.

4. Further Agreements of the Company. The Company agrees with the several Underwriters:

(a) The Company, subject to Section 4(b), shall comply with the requirements of Rule 424(b) and Rule 430B of the Rules and Regulations, and will notify the Representative promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus shall have been filed and when any post-effective amendment to the Registration Statement shall become effective; (ii) of the receipt of any comments from the Commission; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus or for additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement; and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the Offering of the Offered Securities. The Company shall effect all filings required under Rule 424(b) of the Rules and Regulations, in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and shall take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company shall use its best efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) The Company shall comply with the Securities Act, the Rules and Regulations, the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Offered Securities as contemplated in this Agreement and in the Registration Statement, the Pricing Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Offered Securities is (or, but for the exception afforded by Rule 172 of the Rules and Regulations (“Rule 172”), would be) required by the Securities Act to be delivered in connection with sales of the Offered Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of Representative Counsel or counsel for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) amend or supplement the Pricing Disclosure Package or the Prospectus in order that the Pricing Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act or the Rules and Regulations, the Company will promptly (A) give the Representative notice of such event; (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Pricing Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided, however, that the Company shall not file or use any such amendment or supplement to which the Representative or Representative Counsel shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representative notice of any filings made pursuant to the Exchange Act or the Exchange Act Regulations within 48 hours prior to the Applicable Time. The Company shall give the Representative notice of its intention to make any such filing from the Applicable Time until the later of the Closing Date and the exercise in full or expiration of the over-allotment option specified in Section 3(c) hereof and will furnish the Representative with copies of the related document(s) a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or Representative Counsel shall reasonably object.

(d) To prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representative and file such Rule 462(b) Registration Statement with the Commission by 10:00 p.m., New York time, on the date hereof, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Rules and Regulations;

(e) The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) the completion of the distribution of the Firm ADSs within the meaning of the Securities Act and (ii) completion of the Lock-Up Period (as defined below).

(f) If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(g) The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior written consent of the Company and the Representative, it has not made and will not, make any offer relating to the Offered Securities that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations (each, a “Permitted Free Writing Prospectus”); provided, however, that the prior written consent of the Company and the Representative hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule 2-B hereto. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping, and will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder. The Company will satisfy the condition in Rule 433 of the Rules and Regulations to avoid a requirement to file with the Commission any electronic road show.

(h) The Company agrees, prior to each Closing Date, to deposit Ordinary Shares underlying the ADSs with the Custodian on behalf of the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADRs evidencing the applicable Offered Securities will be issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters at such Closing Date.

(i) If at any time when a prospectus relating to the Offered Securities is (or, but for the exception afforded by Rule 172 promulgated under the Securities Act, would be) required by the Securities Act to be delivered in connection with sales of the Offered Securities, any event occurs or condition exists as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made when the Prospectus is delivered (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations), not misleading, or if it is necessary at any time to amend or supplement the Registration Statement, the ADS Registration Statement or the Prospectus to comply with the Securities Act, then the Company will promptly notify the Representative thereof and upon their request will prepare an appropriate amendment or supplement in form and substance satisfactory to the Representative which will correct such statement or omission or effect such compliance and will use its reasonable best efforts to have any amendment to any Registration Statement or the ADS Registration Statement declared effective as soon as possible. The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of such amendment or supplement.

(j) If the General Disclosure Package is being used to solicit offers to buy the Offered Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package.

(k) If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement, Pricing Prospectus or Prospectus and not superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representative so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 17 hereof).

(l) To the extent not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”), upon the request of the Representative, to furnish promptly to the Representative and to counsel for the Underwriters a signed copy of each of the Registration Statement or the ADS Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(m) To deliver promptly to the Representative in New York such number of the following documents as the Representative shall reasonably request: (i) conformed copies of the Registration Statement and the ADS Registration Statement as originally filed with the Commission (in each case excluding exhibits); (ii) each Preliminary Prospectus; (iii) any Issuer Free Writing Prospectus; (the delivery of the documents referred to in clauses (i), (ii) and (iii) of this paragraph (i) to be made not later than 10:00 a.m., New York time, on the business day following the execution and delivery of this Agreement); (iv) the Prospectus; (v) conformed copies of any amendment to the Registration Statement or the ADS Registration Statement (in each case excluding exhibits); and (vi) any amendment or supplement to the General Disclosure Package or the Prospectus (the delivery of the documents referred to in clauses (iv), (v) and (vi) of this paragraph (j) to be made not later than 10:00 a.m., New York time, on the business day following the date of such amendment or supplement).

(o) To take promptly from time to time such actions as the Representative may reasonably request to qualify the Offered Securities for offering and sale under the securities or Blue Sky laws of such U.S. or non-U.S. jurisdictions as the Representative may designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of the Offered Securities in such jurisdictions; provided, however, that the Company shall not be obligated to (i) qualify as a foreign corporation in any jurisdiction in which it is not so qualified, (ii) file a general consent to service of process in any jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(p) Upon request, during the period of five (5) years from the date hereof, to deliver to each of the Underwriters, (i) as soon as they are available, copies of all reports or other communications (financial or other) furnished to shareholders of the Company, and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange on which the Offered Securities are listed. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its EDGAR system, it is not required to furnish such reports or statements to the Underwriters.

(q) During the period commencing on and including the date hereof and ending on and including the ninetieth (90th) day following the date of this Agreement (as the same may be extended as described below, the “Lock-Up Period”), the Company will not, without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative), directly or indirectly offer, sell (including, without limitation, any short sale), assign, transfer, pledge, contract to sell, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of, or announce the offering of, or file any registration statement under the Securities Act in respect of, any ADSs, Ordinary Shares, options, rights or warrants to acquire ADSs, securities exchangeable or exercisable for or convertible into ADSs or Ordinary Shares (other than as contemplated by this Agreement with respect to the Offered Securities) or publicly announce any intention to do any of the foregoing; provided, however, that the Company may: (i) issue and sell the Offered Securities pursuant to this Agreement; (ii) issue Ordinary Shares, ADSs, options to purchase Ordinary Shares or ADSs, or other awards pursuant to any director or employee incentive plan, stock ownership plan or dividend reinvestment plan of the Company in effect on the date hereof and described in the General Disclosure Package and issue Ordinary Shares or ADSs upon the exercise, exchange, vesting, or conversion of options or other awards issued in accordance with this clause (ii); (iii) issue Ordinary Shares pursuant to the conversion of securities or the exercise of warrants, which securities or warrants are outstanding on the date hereof and described in the General Disclosure Package; (iv) adopt a new equity incentive plan, file a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities on such new equity incentive plan or on equity incentive plans described in the General Disclosure Package, and issue securities pursuant to such equity incentive plans (including, without limitation, the issuance of Ordinary Shares upon the exercise of options or other securities issued pursuant to such equity incentive plans); provided that (1) such equity incentive plans satisfy the transaction requirements of General Instruction A.1 of Form S-8 under the Securities Act and (2) this clause (iv) shall not be available unless each recipient of Ordinary Shares, or securities exchangeable or exercisable for or convertible into Ordinary Shares, pursuant to such equity incentive plans shall be contractually prohibited from selling, offering, disposing of or otherwise transferring any such shares or securities during the remainder of the Lock-Up Period; and (v) issue ADSs or Ordinary Shares in connection with any joint venture, commercial or collaborative relationship or the acquisition or license by the Company of the securities, business, property or other assets of another person or entity or pursuant to any employee benefit plan as assumed by the Company in connection with any such acquisition; provided that ADSs and Ordinary Shares issued under this clause (v) shall not in the aggregate exceed ten percent (10%) of the Company’s outstanding share capital immediately following the consummation of the offering of the Offered Securities contemplated by this Agreement. In addition, the Company will cause each person and entity listed in Schedule 3 to furnish to the Representative, prior to the Closing Date, an agreement in the form of Exhibit I hereto.

(r) If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 4(n) hereof for an officer or director of the Company, the Representative will provide the Company with notice of the impending release or waiver at least three (3) business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit II hereto through a major news service at least two (2) business days before the effective date of the release or waiver.

 (s) To supply the Representative with copies of all written correspondence and to advise the Representative of all oral correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Offered Securities under the Securities Act or any of the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto.

(t) Prior to the latest of the Closing Dates, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representative is notified), without the prior written consent of the Representative, unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law or regulation, including any applicable stock exchange rules.

(u) Until the Representative shall have notified the Company of the completion of the resale of the Offered Securities, that the Company will not, and will use its reasonable best efforts to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act Rules) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Offered Securities, or attempt to induce any person to purchase any Offered Securities; and not to, and to use its reasonable best efforts to cause its affiliated purchasers not to, make bids or purchases for the purpose of creating actual, or apparent, active trading in or of raising the price of the Offered Securities.

(v) Not to take any action prior to the latest of the Closing Dates which would require the Prospectus to be amended or supplemented pursuant to Section 4(i).

(w) To at all times comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act in effect from time to time and to file with the Commission such information on Form 20-F as may be required by Rule 463 of the Rules and Regulations.

(x) To maintain, at its expense, a registrar and transfer agent and a depositary for the Offered Securities, as applicable.

(y) To apply the net proceeds from the issuance and sale of the Offered Securities as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds,” and except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter. The Company shall manage its affairs and investments in such a manner as not to be or become an “investment company” within the meaning of the Investment Company Act and the rules and regulations thereunder.

(z) To use its reasonable best efforts to list, subject to notice of issuance, the Offered Securities on the Exchange.

(aa) To use its reasonable best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to each Closing Date and to satisfy all conditions precedent to the delivery of the Firm ADSs and the Option ADSs.

(bb) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Offered Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

(cc) Intentionally omitted.

(dd) For a period of six (6) months after the Closing Date, except for transactions with existing stockholders of the Company as of the Closing Date or with the prior written consent of the Representative, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Ordinary Shares, ADSs or any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares, ADSs or other securities (including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares and/or ADSs (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional Ordinary Shares or ADSs either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the Ordinary Shares or ADSs at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Ordinary Shares or ADSs or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price. The Underwriter shall be entitled to obtain injunctive relief against the Company to preclude any issuance prohibited by this Section 4(dd), which remedy shall be in addition to any right to collect damages.

5. Payment of Expenses.

(a) General Expenses Related to the Offering. The Company agrees to pay on each Closing Date, to the extent not paid at the initial Closing Date, and, in respect of Transfer Taxes only, to the extent provided for in Section 5(d) below, all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (a) all filing fees and communication expenses relating to the registration of the Offered Securities to be sold in this Offering (including the Option Shares) with the Commission; (b) all Public Filing System filing fees associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the listing of such Offered Securities on the Exchange and on such other stock exchanges as the Company and Representative together determine; (d) all fees, expenses and disbursements relating to the registration or qualification of the Offered Securities offered under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees of “blue sky” counsel); (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Offered Securities under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (f) the costs of all mailing and printing of the underwriting documents (including, without limitation, this Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), registration statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representative may reasonably deem necessary; (g) the costs and expenses of its public relations firm; (h) the costs of preparing, printing and delivering certificates representing the Offered Securities to be offered in this offering; (i) fees and expenses of the Company’s transfer agent for the Offered Securities; (j) the fees and expenses of the Company’s accountant; (k) the fees and expenses of the Company’s legal counsel and other agents and representatives; (l) the fees and expenses of the Underwriter’s legal counsel not to exceed $75,000; (m) the $29,500 cost associated with the use of Ipreo’s book building, prospectus tracking and compliance software for the Offering; (n) fees and disbursements relating to background checks of certain officers and directors, in an amount not to exceed $2,500 and (o) up to $20,000 of the Representative’s actual accountable “road show” expenses for the Offering. The Representative may deduct from the net proceeds of the Offering payable to the Company on the Closing Date the expenses set forth herein to be paid by the Company to the Underwriters; provided, however, that in the event that the Offering is terminated, the Company agrees to reimburse the Underwriters pursuant to Section 9 hereof.

(b) Non-accountable Expenses. The Company further agrees that, in addition to the expenses payable pursuant to Section 5(a), on each Closing Date the Company shall also pay to the Representative, by deduction from the net proceeds of the Offering contemplated herein, a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by the Company from the sale of the Offered Securities.

(c) Intentionally omitted.

(d) The Company will indemnify and hold harmless the Underwriters against any Transfer Taxes, including any interest and penalties, which are required to be paid or are incurred in connection with (i) the issuance and delivery of the Offered Securities by the Company or the Depositary (as applicable) in the manner contemplated by this Agreement, the Deposit Agreement and the Prospectus, (ii) the initial sale and delivery by the Underwriters of the Firm ADSs and the Option ADSs to purchasers thereof in the manner contemplated by this Agreement, the Deposit Agreement and the Prospectus; and (iii) the execution and delivery by the Company or the Underwriters of this Agreement and the Deposit Agreement . All payments to be made by the Company under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, levies, imposts, duties, fees, assessments or governmental charges whatsoever, imposed or levied by or on behalf of the United Kingdom or any political subdivision or taxing authority thereof or therein unless the Company is or becomes required by law to deduct or withhold such taxes, levies, imposts, fees, duties, assessments or other governmental charges. In that event, and except for any net income, capital gains or franchise taxes imposed on the Underwriters by England and Wales or other applicable jurisdiction or by any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and such jurisdiction, the Company shall pay such additional amounts as may be necessary in order to ensure that the net amounts received by each Underwriter after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(e) If the performance by the Underwriters of any of their obligations under this Agreement shall represent for VAT purposes under any applicable law the making by the Underwriters of any supply of goods or services to the Company (to the extent applicable), the Company shall pay to the Underwriters, in addition to the amounts otherwise payable by the Company pursuant to this Agreement, an amount equal to the VAT chargeable on any such supply of goods and services provided that the Underwriters have issued the Company with an appropriate VAT invoice in respect of the supply to which the payment relates. Where a sum (a “Relevant Sum”) is paid or reimbursed to the Underwriters pursuant to this Agreement in respect of any cost, expense or other amount and that cost, expense or other amount includes an amount in respect of irrecoverable VAT (the “VAT Element”) which has been certified as such by the Underwriters (acting reasonably), then the Company, to the extent applicable, shall, in addition, pay an amount equal to the VAT Element to the Underwriters. For the purposes of this Agreement, “VAT” means value added tax as provided for in the Value Added Tax Act 1994 (“VATA”) and subordinate legislation made under VATA as amended, modified or re-enacted (whether before or after the date of this Agreement) and any similar sales, consumption, use or turnover tax whether within the United Kingdom or elsewhere in the world.

6. Conditions of Underwriters’ Obligations. The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and as of the Applicable Time and on each Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) The Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representative; the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus and the Prospectus shall have been filed with, the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 4(a) of this Agreement, and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission and FINRA shall have raised no unresolved objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) under the Securities Act Regulations (without reliance on Rule 424(b)(8)) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430B under the Securities Act Regulations.

(b) The Underwriters shall have received on the Closing Date a certified copy of (i) the minutes or resolutions of the Board (or a duly constituted committee thereof) resolving, inter alia, to approve the execution by the Company of this Agreement, the Deposit Agreement, the Registration Statement, the ADS Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus and the Prospectus and the listing of the ADSs on the Exchange, and (ii) the minutes of a general meeting of the Company at which resolutions were passed to, inter alia, give the Board authority to allot the Ordinary Shares represented by ADSs and the Offered Securities in the form of Ordinary Shares and to disapply statutory pre-emption rights in respect of such allotment.

(c) None of the Underwriters shall have discovered and disclosed to the Company on or prior to such Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(d) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Deposit Agreement, the Offered Securities, the Registration Statement, the ADS Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel to the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(e) Sheppard Mullin Richter & Hampton LLP, U.S. counsel to the Company, shall have furnished to the Representative such counsel’s written opinion and negative assurance letter, addressed to the Underwriters and dated as of such Closing Date, in form and substance reasonably satisfactory to the Representative.

(f) Orrick, Herrington & Sutcliffe (UK) LLP, UK counsel to the Company, shall have furnished to the Representative such counsel’s written opinion, addressed to the Underwriters and dated as of such Closing Date, in form and substance reasonably satisfactory to the Representative.

(g) Ziegler, Ziegler & Associates, LLP, counsel for the Depositary, shall have furnished to the Representative such counsel’s written opinion, addressed to the Underwriters and dated as of such Closing Date, in form and substance reasonably satisfactory to the Representative.

(h) At the time of the execution of this Agreement, the Representative shall have received from Mazars LLP, a letter, addressed to the Underwriters, executed and dated such date, in form and substance satisfactory to the Representative (i) confirming that they are an independent registered accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Rules and Regulations and PCAOB and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained in the Registration Statements, the General Disclosure Package and the Prospectus.

(i) On the effective date of any post-effective amendment to the Registration Statement and on such Closing Date, the Representative shall have received a letter (the “bring-down letter”) from Mazars LLP addressed to the Underwriters and dated such Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of the bring-down letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Representative concurrently with the execution of this Agreement pursuant to paragraph (l) of this Section 6.

(j) The Company shall have furnished to the Representative a certificate, dated as of such Closing Date, of its Chief Executive Officer and its Chief Financial Officer stating in their respective capacities as officers of the Company on behalf of the Company and not in their individual capacities that (i) no stop order suspending the effectiveness of the Registration Statement (including, for avoidance of doubt, any Rule 462(b) Registration Statement), the ADS Registration Statement or any post-effective amendment thereto, shall be in effect and no proceedings for such purpose shall have been instituted or, to their knowledge, threatened by the Commission, (ii) for the period from and including the date of this Agreement through and including such Closing Date, there has not occurred a Material Adverse Effect, (iii) to their knowledge, after reasonable investigation, as of such Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, and (iv) there has not been, subsequent to the date of the most recent audited financial statements included in the General Disclosure Package, any material adverse change in the financial position or results of operations of the Company, or any change or development that, individually or in the aggregate, would reasonably be expected to involve a material adverse change in the financial position or results of operations of the Company, except as set forth in the General Disclosure Package and the Prospectus.

(k) Since the date of the latest audited financial statements included in the General Disclosure Package, (i) neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) there shall not have been any change in the capital stock (other than the issuance of Ordinary Shares or other securities of the Company upon exercise, exchange, vesting, or conversion of awards granted pursuant to, and the grant of awards under, equity incentive plans described in the Registration Statement, the General Disclosure Package and the Prospectus, or the issuance of Ordinary Shares pursuant to the terms of the warrants, each as described in the Registration Statement, the General Disclosure Package and the Prospectus) or long-term debt of the Company or any of its subsidiaries, or any change, or any development involving a prospective change, in or affecting the business, properties, assets, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth in the General Disclosure Package or the Prospectus, the effect of which, in any such case described in clause (i) or (ii) of this paragraph 6(l), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Offered Securities on the terms and in the manner contemplated in the General Disclosure Package.

(l) No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental or regulatory authority that would prevent the issuance or sale of the Offered Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any foreign, federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Offered Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(m) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in any of the Company’s securities shall have been suspended or materially limited by the Commission, the Exchange, or trading in securities generally on the New York Stock Exchange, Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market, the NYSE MKT LLC or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities in the United States or authorities in England and Wales or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or England and Wales, (iii) the United States or England and Wales shall have become engaged in hostilities, or the subject of a major act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States or England and Wales, or there shall have been a declaration of a national emergency or war by the United States or England and Wales or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States or England and Wales shall be such) as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the sale or delivery of the Offered Securities on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(n) The Exchange shall have approved the ADSs for listing therein, subject only to official notice of issuance and evidence of satisfactory distribution; the ADSs shall have been determined to be eligible for clearance and settlement through the facilities of the DTC.

(o) The Company shall have applied to the London Stock Exchange for the Ordinary Shares represented by the ADSs to be admitted to trading on AIM at 8:00 a.m. (UK time) on the business day immediately following the Closing Date or Option Closing Date, as applicable, which application has not been rejected, and such Ordinary Shares have been allotted conditional only on receipt by the Company of funds for the Ordinary Shares represented by the ADSs and admission to AIM.

(p) The Representative shall have received on such Closing Date satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign corporations in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions, dated no more than one (1) business day prior to such Closing Date.

(q) The Representative shall have received the written agreements, substantially in the form of Exhibit I hereto, of the officers, directors, and all shareholders of the Company listed in Schedule 3 to this Agreement.

(r) The Company shall have furnished to the Representative a Secretary’s Certificate of the Company, in form and substance reasonably satisfactory to counsel to the Underwriters and customary for the type of offering contemplated by this Agreement.

(s) The Company shall have furnished to the Representative a certificate, dated such Closing Date, of its Chief Financial Officer, in form and substance reasonably satisfactory to the Representative.

(t) The Custodian shall have furnished to the Representative a certificate satisfactory to the Representative of one of its authorized officers with respect to the deposit with it of the Ordinary Shares represented by the Offered Securities in the form of ADSs.

(u) The Depositary shall have furnished or caused to be furnished to the Representative a certificate satisfactory to the Representative of one of its authorized officers with respect to the issuance of the Offered Securities in the form of ADSs, the execution, issuance, countersignature and delivery of the ADRs evidencing the Offered Securities in the form of ADSs pursuant to the Deposit Agreement, and such other customary matters related thereto as the Representative may reasonably request.

(v) On or prior to such Closing Date, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

7.1 Indemnification of the Underwriters.

(a) The Company shall indemnify and hold harmless each Underwriter, its affiliates, and each of its and their respective directors, officers, managers, members, employees, representatives, partners, shareholders, affiliates, counsel, and agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each, an “Underwriter Indemnified Party”) against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriter Indemnified Parties and the Company or between any of the Underwriter Indemnified Parties and any third party, or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries (a “Claim”), (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, the General Disclosure Package, any Preliminary Prospectus, the Prospectus, or in any Issuer Free Writing Prospectus or in any Written Testing-the-Waters Communication (as from time to time each may be amended and supplemented); (B) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (C) any application or other document or written communication (in this Section 7, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Offered Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, the Exchange or any other national securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, the Underwriters’ Information or (ii) otherwise arising in connection with or allegedly in connection with the Offering. The Company also agrees that it will reimburse each Underwriter Indemnified Party for all fees and expenses (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriter Indemnified Parties and the Company or between any of the Underwriter Indemnified Parties and any third party, or otherwise) (collectively, the “Expenses”), and further agrees wherever and whenever possible to advance payment of Expenses as they are incurred by an Underwriter Indemnified Party in investigating, preparing, pursuing or defending any Claim.

(b) Procedure. If any action is brought against an Underwriter Indemnified Party in respect of which indemnity may be sought against the Company pursuant to Section 7.1(a), such Underwriter Indemnified Party shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the approval of such Underwriter Indemnified Party) and payment of actual expenses if an Underwriter Indemnified Party requests that the Company do so. Such Underwriter Indemnified Party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company and shall be advanced by the Company. The Company shall not be liable for any settlement of any action effected without its consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Underwriters, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which advancement, reimbursement, indemnification or contribution may be sought hereunder (whether or not such Underwriter Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Underwriter Indemnified Party, acceptable to such Underwriter Indemnified Party, from all liabilities, expenses and claims arising out of such action for which indemnification or contribution may be sought and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Underwriter Indemnified Party.

7.2 Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, the Underwriters’ Information. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, the General Disclosure Package or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 7.1(b). The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or any person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in connection with the issuance and sale of the Offered Securities or in connection with the Registration Statement, the General Disclosure Package, the Prospectus, or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication.

7.3 Contribution.

(a) Contribution Rights. If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7.1 or 7.2 in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the Offering of the Offered Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such Offering shall be deemed to be in the same proportion as the total net proceeds from the Offering of the Offered Securities purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Offered Securities purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7.3(a) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7.3(a) shall be deemed to include, for purposes of this Section 7.3(a), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7.3(a) in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Offering of the Offered Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(b) Contribution Procedure. Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid 15 days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 7.3(b) are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available. Each Underwriter’s obligations to contribute pursuant to this Section 7.3 are several and not joint.

8. Termination. The obligations of the Underwriters hereunder may be terminated by the Representative, in their absolute discretion, by notice given to the Company prior to delivery of and payment for the Firm ADSs if, prior to that time, any of the events described in Sections 6(o) or 6(q) have occurred or if the Underwriters shall decline to purchase the Offered Securities for any reason permitted under this Agreement.

9. Reimbursement of Underwriters’ Expenses. Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 8, (b) the Company shall fail to tender the Offered Securities for delivery to the Underwriters for any reason not permitted under this Agreement, (c) the Underwriters shall decline to purchase the Offered Securities for any reason permitted under this Agreement or (d) the sale of the Offered Securities is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of the refusal, inability or failure on the part of the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then, in addition to the payment of amounts in accordance with Section 5, the Company shall reimburse the Underwriters in accordance with this Section 9 for the fees and expenses of Underwriters’ counsel and for such other documented out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Offered Securities up to a maximum of $75,000 , including, without limitation, travel and lodging expenses of the Underwriters, and upon demand the Company shall pay the full amount thereof to the Representative; provided, however, that if this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of expenses to the extent incurred by such defaulting Underwriter; provided, further, that the foregoing shall not limit any reimbursement obligation of the Company to any non-defaulting Underwriter under this Section 9.

10. Substitution of Underwriters. If any Underwriter or Underwriters shall default in its or their obligations to purchase the shares of Offered Securities hereunder on any Closing Date, and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares to be purchased by all Underwriters on such Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares to be purchased by all Underwriters on such Closing Date, and arrangements satisfactory to the Representative and the Company for the purchase of such shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Offered Securities of a defaulting Underwriter or Underwriters on such Closing Date as provided in this Section 10, (i) the Company shall have the right to postpone such Closing Dates for a period of not more than five (5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement, the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriter or the Company, except that the representations, warranties, covenants, indemnities, agreements and other statements set forth in Section 2, the obligations with respect to expenses to be paid or reimbursed pursuant to Sections 5 and 9 and the provisions of Section 7 and Sections 11 through 21, inclusive, shall not terminate and shall remain in full force and effect.

11. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) each Underwriter’s responsibility to the Company is solely contractual in nature, the Representative has been retained solely to act as underwriter in connection with the sale of the Offered Securities and no fiduciary, advisory or agency relationship between the Company and the Representative has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any of the Representative has advised or is advising the Company on other matters;

(b) the price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arm’s-length negotiations with the Representative, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

12. Successors; Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnities of the several Underwriters shall be for the benefit of the Company Indemnified Parties. It is understood that each Underwriter’s responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement. No purchaser of any of the Offered Securities from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

13. Survival of Indemnities, Representations, Warranties, etc. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Offered Securities. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 8 or Section 10, the indemnities, covenants, agreements, representations, warranties and other statements forth in Sections 2, 5, 7 and 9 and Sections 11 through 21, inclusive, of this Agreement shall not terminate and shall remain in full force and effect at all times.

14. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by facsimile transmission and confirmed and shall be deemed given when so delivered or faxed and confirmed or if mailed, two (2) days after such mailing.

If to the Representative:

ThinkEquity, a division of Fordham Financial Management, Inc.

17 State Street, 22nd Floor

New York, New York 10004

Attention: Mr. Eric Lord, Head of Investment Banking

Fax No.: (212) 349-2550

e-mail: el@think-equity.com

with a copy (which shall not constitute notice) to:

Gracin & Marlow, LLP

The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York 10174

Attention: Leslie Marlow, Esq. or Patrick J. Egan, Esq.

Fax No: (212) 208-4657

E-mail: lmarlow@gracin@marlow.com or pegan@gracinmarlow.com

If to the Company:

Tiziana Life Sciences plc

3rd Floor, 11-12 St James’s Square

London SW1 4LB, United Kingdom

Attn: Chief Financial Officer

Fax No.: +44 (0) 207 495 2379

with a copy (which shall not constitute notice) to:

Sheppard Mullin Richter & Hampton LLP

30 Rockefeller Plaza

New York, New York 10112

Attn: Jeffrey Fessler, Esq.

Fax No.: (212) 653-8701

E-mail: jfessler@sheppardmullin.com

15. Definition of Certain Terms. For purposes of this Agreement, (i) “affiliate” has the meaning set forth in Rule 405 under the Rules and Regulations, (ii) “business day” means any day on which The Nasdaq Stock Market is open for trading and (iii) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations. The Company irrevocably (i) submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York for the purpose of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated by this Agreement, the Registration Statement, the ADS Registration Statement and any Preliminary Prospectus or the Prospectus, (ii) agrees that all claims in respect of any such suit, action or proceeding may be heard and determined by any such court, (iii) waives to the fullest extent permitted by applicable law, any immunity from the jurisdiction of any such court or from any legal process, (iv) agrees not to commence any such suit, action or proceeding other than in such courts, (v) waives, to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding is brought in an inconvenient forum and (vi) appoints Tiziana Therapeutics, Inc. as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.

17. Underwriters’ Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the “Underwriters’ Information” consists solely of the following information in the Prospectus: the statements concerning the Underwriters contained in the first sentence of the third paragraph regarding the selling concession and the paragraph under the heading “Underwriting—Discretionary Accounts.”

18. Authority of the Representative. In connection with this Agreement, the Representative will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representative, will be binding on all of the Underwriters.

19. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

20. General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representative.

21. Counterparts. This Agreement may be signed in any number of counterparts, including by facsimile or other electronic transmission, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

22. Judgment Currency.  The obligations of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first (1st) business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.

[Signature page follows]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

TIZIANA LIFE SCIENCES PLC

By:	/s/ Kunwar Shailubhai
Name: Kunwar Shailubhai
Title: Chief Executive Officer

Confirmed as of the date first written above mentioned, on behalf of itself and as Representative of the several Underwriters named on Schedule 1 hereto:
THINKEQUITY, A Division of Fordham Financial Management, Inc.

By:	/s/ Eric Lord
Name: Eric Lord
Title: Head of Investment Banking

[SIGNATURE PAGE]

TIZIANA LIFE SCIENCES PLC – UNDERWRITING AGREEMENT

SCHEDULE 1

Underwriter	Number of Firm ADSs	Number of Option ADSs to be Purchased if the Over-Allotment Option is Fully Exercised
ThinkEquity, a division of Fordham Financial Management, Inc.	3,333,333	499,999
Total	3,333,333	499,999

SCHEDULE 2-A

Pricing Information

Number of Firm ADSs: 3,333,333 ADSs, representing 16,666,665 Ordinary Shares

Number of Option ADSs: 499,999 ADSs, representing 2,499,995 Ordinary Shares

Public Offering Price per ADS: $3.00

Underwriting Discount per ADS: $0.21

Proceeds to Company per ADS (before expenses): $2.79

SCHEDULE 2-B

General Use Free Writing Prospectuses

1.	Free Writing Prospectus filed on February 18, 2020

2.	Free Writing Prospectus filed on February 14, 2020

SCHEDULE 3

Lock-Up Parties

1.	Kunwar Shailubhai

2.	Tiziano Lazzaretti

3.	Gabriele Cerrone

4.	Willy Simon

5.	Gregor MacRae

6.	Panetta Partners Limited

7.	Planwise Group Limited

SCHEDULE 4

Subsidiaries

Tiziana Therapeutics Inc.

Tiziana Pharma Limited

Longevia Genomics S.r.l.

Exhibit I

Form of Lock-Up Agreement

__________, 2020

ThinkEquity,

A division of Fordham Financial Management, Inc.

17 State Street, 22nd Floor

New York, New York 10004

As Representative of the several Underwriters (as defined below)

Re:	Tiziana Life Sciences plc—Public Offering

Ladies and Gentlemen:

The undersigned understands that you are acting as the representative (the “Representative”) of the several underwriters (collectively, the “Underwriters”) named or to be named in the final form of the underwriting agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of American Depositary Shares (the “ADSs”), with each ADS representing five (5) ordinary shares, having a nominal value of £0.03 each ordinary share (the “Ordinary Shares” and together with the ADSs, the Securities”), of Tiziana Life Sciences plc, a company formed under the laws of England and Wales (the “Company”), and that the Underwriters propose to reoffer the Securities to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Representative, on behalf of the Underwriters, the undersigned will not, directly or indirectly, (a) offer for sale, sell, pledge, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) any of the Securities (including, without limitation, Securities that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and Securities that may be issued upon exercise of any options or warrants) or any Securities owned or securities owned which are convertible into or exercisable or exchangeable for Securities, (b) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of the Securities or other securities, in cash or otherwise, (c) except as provided for below, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of Securities or securities convertible into or exercisable or exchangeable for Securities or any other securities of the Company, or (d) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus relating to the Offering (such 180-day period, the “Lock-Up Period”).

The foregoing paragraph shall not apply to (a) transactions relating to the Securities or other securities acquired in the open market after the completion of the Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Securities or other securities acquired in such open market transactions; (b) bona fide gifts, sales or other dispositions of shares of any class of the Company’s capital stock or any security convertible into Securities, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); (c) any transfer of Securities or any security convertible into Securities by will or intestate succession upon the death of the undersigned; (d) transfer of Securities or any security convertible into Securities to an immediate family member (for purposes of this Lock-Up Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin) or any trust, limited partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or any immediate family member of the undersigned; provided that, in the case of clauses (b)- (d) above, it shall be a condition to any such transfer that (i) the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the 180-day period referred to above, and (iii) the undersigned notifies the Representative at least two business days prior to the proposed transfer or disposition; (e) the transfer of Ordinary Shares to the Company to satisfy withholding obligations for any equity award granted pursuant to the terms of the Company’s stock option/incentive plans, such as upon exercise, vesting, lapse of substantial risk of forfeiture, or other similar taxable event, in each case on a “cashless” or “net exercise” basis (which, for the avoidance of doubt shall not include “cashless” exercise programs involving a broker or other third party), provided that as a condition of any transfer pursuant to this clause (e), that if the undersigned is required to file a report under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Securities or any securities convertible into or exercisable or exchangeable for Securities during the Lock-Up Period, the undersigned shall include a statement in such report, and if applicable an appropriate disposition transaction code, to the effect that such transfer is being made as a share delivery or forfeiture in connection with a net value exercise, or as a forfeiture or sale of shares solely to cover required tax withholding, as the case may be; (f) transfers of Securities or any security convertible into or exercisable or exchangeable for Securities pursuant to a bona fide third party tender offer made to all holders of the Securities, merger, consolidation or other similar transaction involving a change of control (as defined below) of the Company, including voting in favor of any such transaction or taking any other action in connection with such transaction, provided that in the event that such merger, tender offer or other transaction is not completed, the Securities and any security convertible into or exercisable or exchangeable for Securities shall remain subject to the restrictions set forth herein; (g) the exercise of warrants or the exercise of stock options granted pursuant to the Company’s stock option/incentive plans or otherwise outstanding on the date hereof; provided, that the restrictions shall apply to Securities issued upon such exercise or conversion; (h) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Securities or securities convertible into, or exchangeable or exercisable for, Securities, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period; provided further, that the Company is not required to report the establishment of such Rule 10b5-1 Plan in any public report or filing with the Commission under the Exchange Act during the Lock-Up Period and does not otherwise voluntarily effect any such public filing or report regarding such Rule 10b5-1 Plan; and (i) any demands or requests for, exercise any right with respect to, or take any action in preparation of, the registration by the Company under the Securities Act of the undersigned’s Securities, provided that no transfer of the undersigned’s Securities registered pursuant to the exercise of any such right and no registration statement shall be filed under the Securities Act with respect to any of the undersigned’s Securities during the Lock-Up Period. For purposes of clause (f) above, “change of control” shall mean the consummation of any bona fide third party tender offer, merger, purchase, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of a majority of total voting power of the voting stock of the Company.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s securities subject to this Lock-Up Letter Agreement except in compliance with this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the ADSs, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This Lock-Up Letter Agreement shall automatically terminate upon the earliest to occur, if any, of (a) the termination of the Underwriting Agreement before the sale of any securities to the Underwriters or (b) April 30, 2020 in the event that the Underwriting Agreement has not been executed by that date.

[Signature page follows]

The undersigned represents and warrants that the undersigned beneficially owns the Company securities subject to this Lock-Up Agreement and that the undersigned now has and, except as contemplated by clauses (b)-(d) in the second paragraph of the Lock-Up Agreement, will have good and marketable title to the undersigned’s Securities, free and clear of all liens, encumbrances, and claims whatsoever, except with respect to any liens, encumbrances and claims that were in existence on the date hereof and disclosed to the Representative. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal Representative, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Exhibit II

Form of Press Release

Tiziana Life Sciences plc

[Date]

Tiziana Life Sciences plc (the “Company”) announced today that ThinkEquity, a division of Fordham Financial Management, Inc., acting as representative for the underwriters in the Company’s recent public offering of ADSs and Ordinary Shares, is [waiving] [releasing] a lock-up restriction with respect to ADSs and Ordinary Shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on                       , 20[  ], and the shares may be sold on or after such date.

This press release is not an offer or sale of the securities in the United States or in any other jurisdiction where such offer or sale is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act of 1933, as amended.

1